EXHIBIT 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of General Cable Corporation of our report dated September 14, 2007 relating to the combined financial statements of the entities comprising Phelps Dodge International which appears in Exhibit 99.1 to General Cable Corporation’s Current Report on Form 8-K/A filed January 14, 2008.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Phoenix, Arizona
June 27, 2008